UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 27, 2009
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2828 North Haskell Avenue
 Dallas, Texas 75204
 (Address of principal executive offices, including zip code)
(214) 841-6111
 (Registrant’s telephone number including area code)
Not Applicable
 (Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 27, 2009, Xerox Corporation (“Xerox”), Boulder Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Xerox, and Affiliated Computer Services, Inc. (“ACS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of ACS by Xerox. Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties (and recommended by a special committee of independent directors of ACS), ACS will be merged with and into Merger Sub (the “Merger”).

As a result of the merger, each outstanding share of ACS’s Class A common stock, other than shares owned by Xerox, Merger Sub, or ACS (which will be cancelled) and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn (collectively, “Excluded Shares”), will be converted into the right to receive a combination of (i) 4.935 shares of common stock of Xerox (“Common Stock”) and (ii) $18.60 in cash, without interest. As a result of the merger, each outstanding share of Class B common stock of ACS, other than Excluded Shares, will be converted into the right to receive (i) 4.935 shares of Common Stock, (ii) $18.60 in cash, without interest and (iii) a fraction of a share of a new series of convertible preferred stock to be issued by Xerox and designated as Series A Convertible Perpetual Preferred Stock (“Convertible Preferred Stock”) equal to (x) 300,000 divided by (y) the number of shares of Class B common stock of ACS issued and outstanding as of the effective time of the merger.  The Convertible Preferred Stock is anticipated to carry an annual cumulative dividend of 8%.  Additionally, each share of Convertible Preferred Stock may be converted at any time, at the option of the holder, into 89.8876 shares of Common Stock (which reflects an initial conversion price of approximately $11.125 per share of Common Stock, which is a 25% premium over $8.90, which was the average closing price of the Common Stock over the 7-trading day period ended on September 14, 2009), subject to customary anti-dilution adjustments.  On or after the fifth anniversary of the issue date, Xerox will have the right, at its option, to cause, under certain circumstances, any or all of the Convertible Preferred Stock to be converted into shares of Common Stock at the then applicable conversion rate.

The consummation of the merger is subject to certain conditions, including, among others: (i) the adoption of the Merger Agreement by ACS’s stockholders, (ii) the approval of the issuance of Common Stock by Xerox’s stockholders, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other material antitrust approvals and (iv) the lenders providing Xerox with debt financing in connection with the Merger shall not have declined to provide such financing at closing primarily due to the occurrence of a Material Adverse Effect or a Parent Material Adverse Effect (both as defined in the Merger Agreement) or due to Xerox failing to receive (A) from Standard & Poor’s, within one week of the date of closing, a reaffirmation of the corporate credit rating of Xerox after giving effect to the Merger and related transactions, which shall be BBB- or higher (stable) at closing and (B) from Moody’s, within one week of the date of closing, a reaffirmation of the corporate family rating of Xerox after giving effect to the Merger and related transactions, which shall be Baa3 or higher (stable) at closing. In addition, the credit ratings (after giving effect to the Merger and related transactions, including, any issuance certain debt securities of Xerox), of each issue of notes outstanding at closing (not including the outstanding 8% trust preferred securities) of Xerox or any of its subsidiaries shall be at least BBB- (stable) from Standard & Poor’s and Baa3 (stable) from Moody’s at closing.

The Merger Agreement contains customary covenants, including covenants providing for each of the parties: (i) to use reasonable best efforts to cause the transaction to be consummated, (ii) not to solicit alternate transactions, and (iii) to call and hold a special stockholders’ meeting and recommend adoption of the Merger Agreement, in the case of ACS, and issuance of Common Stock, in the case of Xerox.

The Merger Agreement contains certain termination rights and provides that (i) upon the termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the board of ACS, ACS will owe Xerox a cash termination fee of $194 million, (ii) upon the termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the board of Xerox, Xerox will owe ACS a cash termination fee of $235 million and (iii) upon the termination of the Merger Agreement due to Xerox’s failure to obtain the required stockholder approval at the Xerox stockholders’ meeting, Xerox will owe ACS a cash termination fee of $65 million.

Xerox is also obligated to pay a cash termination fee of $323 million if the Merger Agreement is terminated because the merger is not consummated by June 27, 2010 and on such date, all closing conditions except the financing condition are satisfied.

The foregoing description of the Merger Agreement and the Convertible Preferred Stock is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement and the Certificate of Amendment governing the terms of the Convertible Preferred Stock, which are both filed as Exhibit 2.1 hereto and are incorporated herein by reference..

Voting Agreement

In connection with the execution of the Merger Agreement, Darwin Deason (the “Stockholder”), owner of 43.6% of the outstanding voting power of ACS as of September 28, 2009, entered into a Voting Agreement, dated as of September 27, 2009 (the “Voting Agreement”), with Xerox, pursuant to which, among other things, the Stockholder agreed to vote his shares in favor of the adoption of the Merger Agreement and against any takeover bid by a third party. The Stockholder entered into the Voting Agreement solely in his capacity as a stockholder of ACS, and not in his capacity as a director or officer of ACS.  The Stockholder’s agreement to vote his shares of ACS common stock as described above is subject to limitations if the ACS board of directors changes its recommendation with respect to the merger, in which case the Stockholder is required to vote in favor of the merger only a number of shares equal to 21.8% of the outstanding voting power of ACS, with the remaining shares, subject to the following sentence, being required to be voted proportionate to the manner in which all other shares of ACS common stock not beneficially owned by the Stockholder are voted at the special meeting to approve the Merger Agreement. If the ACS board of directors changes its recommendation with respect to the merger in connection with a financially superior takeover proposal, the Stockholder is entitled to vote the remaining shares in his sole discretion.

The Stockholder has granted an irrevocable proxy in favor of designated officers of Xerox to vote its shares of ACS common stock as required.

The Voting Agreement prohibits the Stockholder from taking various actions that could reasonably be expected to facilitate a competing takeover proposal for ACS, except that if the ACS board has determined that a competing takeover proposal could reasonably be expected to lead to a financially superior takeover proposal (i) the Stockholder is entitled to participate in discussions or negotiations regarding such takeover proposal and (ii) if the ACS board changes its recommendation of the merger in connection with such financially superior takeover proposal, the Stockholder is entitled to enter into a voting agreement or proxy with respect to the remaining shares.

The Voting Agreement will terminate on the earliest of (a) the effective time of the merger, (b) the termination of the Merger Agreement and (c) the making of any waiver, amendment or modification of the Merger Agreement or the Certificate of Amendment that (i) reduces the value or changes the type of consideration payable to holders of ACS common stock in the merger or (ii) is otherwise adverse to holders of ACS common stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(e) Compensatory Arrangements of Certain Officers.

On September 27, 2009, ACS, Xerox and Mr. Deason entered into a Separation Agreement (the “Separation Agreement”).  The Separation Agreement provides that upon consummation of the Merger, Mr. Deason will resign as Chairman of ACS.  The Separation Agreement further provides that until May 18, 2014, Mr. Deason will receive base salary and annual bonus continuation payments, at his current annual rate of base salary ($1,017,437) and at his current target annual bonus ($2,543,591.20), health and welfare benefits (subject to earlier cessation of such health and welfare benefits if Mr. Deason becomes employed by a new employer in certain circumstances), home office support and, subject to certain limitations, his current perquisites and fringe benefits.  In addition, Mr. Deason will be entitled to continued Directors and Officers liability insurance through May 18, 2014 (and throughout the period of any applicable statute of limitation), additional service and age credits through May 18, 2004 for purposes of determining eligibility under the Company’s post-retirement welfare benefits,  to be reimbursed for any incremental taxation he incurs on such entitlements by virtue of no longer being an employee, and to tax gross up payments for any golden parachute excise taxes incurred by him pursuant to Section 4999 of the Internal Revenue Code.  The Separation Agreement generally preserves Mr. Deason’s rights under his current Amended and Restated Employment Agreement with the Company, dated December 7, 2007 and amended as of December 30, 2008 (the “Deason Employment Agreement”).  Pursuant to the Separation Agreement, Mr. Deason is subject to a confidentiality covenant until the second anniversary of the effective time of the Merger.  Also, pursuant to the Deason Employment Agreement, Mr. Deason became entitled to a change of control payment upon the approval of the Merger by the Board of Directors of ACS.

In addition, ACS and Xerox entered into Senior Executive Agreements (the “Executive Agreements”) with each of Lynn Blodgett, Tom Burlin, John Rexford, Kevin Kyser and Tom Blodgett.  The Executive Agreements provide that the executive officer will be eligible to receive aggregate retention payments generally equal to the payments each executive officer would have otherwise been entitled to receive immediately upon the effective time of the Merger under his prior change of control agreement with ACS (or in the case of Lynn Blodgett, under his prior employment agreement with ACS).  These retention payments equal $5,013,300, $3,104,100, $2,664,354, $2,224,605 and $2,835,129, respectively (plus, in each case, an amount equal to a pro-rata portion of the target annual bonuses  based upon the percentage of the fiscal year which expires as of the date of the Merger), 30% of which will be paid upon the second anniversary of the effective time of the Merger and 70% of which will be paid upon the third anniversary of the effective time of the Merger (except for Mr. Kyser’s payments, which will be paid in three equal installments on each of the first three anniversaries of the effective time of the Merger), subject to the executive officer’s continued employment on such dates.  However, if the executive officer is terminated without “cause” or for “good reason”, or due to death or “disability” (as such terms are defined in the applicable Executive Agreement), any unpaid portion of such payments will be accelerated to the date of termination, subject to the executive officer’s execution of a release of claims.

In addition, with respect to stock options to purchase ACS common stock granted to each of the executive officers in August 2009 (which will be converted into stock options to purchase Xerox common stock pursuant to the Merger Agreement), each executive officer agreed to waive accelerated vesting of such stock options, and they will instead vest according to their regular vesting schedule, subject to accelerated vesting upon the achievement of certain performance goals.  Additionally, the Executive Agreements provide for an initial grant of performance shares with respect to Xerox common stock.  The target value of the performance shares will equal each executive officer’s annual rate of base salary, and the performance shares will vest upon the third anniversary of the effective time of the Merger, subject to achieving specified performance goals.  In addition, the vesting of the August 2009 stock options will fully accelerate, and the vesting of the  performance shares will accelerate on a prorated basis based upon actual performance,  in the event the executive officer is terminated without cause or for good reason, or due to death or disability (with full vesting of the performance shares at “target” in the event of death).  The Executive Agreements also provide for health and welfare benefits during continued employment through the end of 2012 (and continued coverage through the third anniversary of the Merger in the event of termination without cause or for good reason prior to the third anniversary of the merger), participation in Xerox’s equity incentive plans during continued employment, outplacement services for 1 year in the event of termination without cause or for good reason prior to the third anniversary of the merger, continued directors and officers liability insurance until the fifth anniversary of the merger  and a golden parachute excise tax gross-up payment, which each executive officer is already entitled to receive pursuant to his employment agreement or change of control agreement with ACS.

Each executive officer is subject to restrictive covenants under the Executive Agreements, including a covenant not to compete for the period commencing on the effective time of the Merger and ending on the first anniversary of a termination of employment that occurs prior to the third anniversary of the effective time of the Merger (other than due to termination without cause or for good reason), covenants not to solicit employees and clients until after the first anniversary of a termination of employment, and a confidentiality covenant effective at all times.

The foregoing description of the Separation Agreement and Executive Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Executive Agreements with each executive officer, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and are incorporated herein by reference.

Other Information

Forward-Looking Statements

This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially.  These factors include but are not limited to: the unprecedented volatility in the global economy; the risk that the future business operations of ACS will not be successful; the risk that we will not realize all of the anticipated benefits from our transaction with Xerox; the risk that customer retention and revenue expansion goals for the Xerox transaction will not be met and that disruptions from the Xerox transaction will harm relationships with customers, employees and suppliers; the risk that unexpected costs will be incurred; the outcome of litigation and regulatory proceedings to which we may be a party (including with respect to the Merger); actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to protect our intellectual property rights; our ability to maintain and improve cost efficiency of operations, including savings from restructuring actions; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2009 Annual Report on Form 10-K and Xerox’s 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed with the SEC. ACS assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information

The proposed merger transaction involving ACS and Xerox will be submitted to the respective stockholders of ACS and Xerox for their consideration.  In connection with the proposed merger, ACS will file a joint proxy statement with the SEC (which such joint proxy statement will form a prospectus of a registration statement on Form S-4 that will be filed by Xerox with the SEC).  ACS and Xerox will each mail the joint proxy statement/prospectus to its stockholders.  ACS and Xerox urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information.  You may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ACS and Xerox, without charge, at the SEC’s Internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from ACS’s website, www.acs-inc.com, under the heading “Investor Relations” and then under the heading “SEC Filings”.  You may also obtain these documents, without charge, from Xerox’s website, www.xerox.com, under the tab “Investor Relations” and then under the heading “SEC Filings”.

ACS, Xerox and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of ACS and Xerox in favor of the merger.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of ACS and Xerox in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  You can find information about ACS’s executive officers and directors in its definitive proxy statement filed with the SEC on April 14, 2009.  You can find information about Xerox’s executive officers and directors in its definitive proxy statement filed with the SEC on April 6, 2009.  You can obtain free copies of these documents from ACS and Xerox websites using the contact information above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of September 27, 2009, among Xerox, Merger Sub, and ACS (includes Certificate of Amendment and Voting Agreement as exhibits).
10.1	Separation Agreement, dated September 27, 2009, among Xerox, ACS and Darwin Deason.
10.2	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Lynn Blodgett.
10.3	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Kevin Kyser.
10.4	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and John Rexford.
10.5	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Tom Burlin.
10.6	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Tom Blodgett.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Affiliated Computer Services, Inc.

Date: September 29, 2009
	By:	/s/ Kevin Kyser
Name: Kevin Kyser
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of September 27, 2009, among Xerox, Merger Sub, and ACS (includes Certificate of Amendment and Voting Agreement as exhibits).
10.1	Separation Agreement, dated September 27, 2009, among Xerox, ACS and Darwin Deason.
10.2	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Lynn Blodgett.
10.3	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Kevin Kyser.
10.4	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and John Rexford.
10.5	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Tom Burlin.
10.6	Senior Executive Agreement., dated as of September 27, 2009, between Xerox, ACS and Tom Blodgett.